Exhibit T3A-9.1

FORM 3

COMPANY NO. 26086

COMPANIES ACT OF BARBADOS

CERTIFICATE OF INCORPORATION

DIGICEL TRINIDAD AND TOBAGO INTERNATIONAL FINANCE LIMITED

Name of Company

I hereby certify that the above-mentioned Company, the Articles of Incorporation of which are attached, was incorporated under the Companies Act of Barbados.

Registrar of Companies

November 2nd, 2005

Date of Incorporation